Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (No. 333-180462) on Form S-8 of Franklin Financial Corporation of our reports dated December 19, 2013, relating to our audits of the consolidated financial statements and internal control over financial reporting, which appear in this Annual Report on Form 10-K of Franklin Financial Corporation for the year ended September 30, 2013.

/s/McGladrey LLP

Richmond, Virginia
December 19, 2013